Exhibit 99.1

McEwen Mining Amends Term Loan Facility and Raises Additional
$15 Million from Rob McEwen

TORONTO, April 5, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX)(“McEwen” or the “Company”) is pleased to announce that it has amended its $50 million senior secured term loan facility (the “Term Loan”) to gain financial flexibility and entered into a new $15 million unsecured subordinated promissory note (the “Promissory Note”).

“Reduced cash flow from operations in Q1 has placed McEwen Mining in a challenging position which we needed to overcome. I have invested a further $15 million by way of an unsecured Promissory Note so that we can implement corrective action. It was also beneficial to extend the maturity of our Term Loan to enable us to invest in production growth and mine life extensions before debt retirement. Results from operations are expected to improve starting with the current quarter and resume the positive trend we experienced during 2021. Gold Bar achieved our production target in Q1 and Los Azules has made some important advances,” said Rob McEwen, Chairman and Chief Owner. “The deviation from our financial forecast for Q1 was caused by lower production at the Fox Complex and at San José. Loss of manpower due to COVID-19 was a significant factor at both mines. Very cold weather and equipment failures also occurred at the Fox mill.”

The maturity of the Term Loan was extended to March 31, 2025, the amortization period and certain covenants were also amended, and any security interest over McEwen Copper Inc. and the Los Azules copper project was removed. The principal amount of the loan and reference rate remain unchanged. The amendment will eliminate the need to repay $10 million of principal in 2022 and $40 million in 2023 and allow McEwen Copper to raise additional financing as well as pursue its IPO.

In consideration for the extension of the Term Loan and other amendments, Sprott Private Resource Lending II (Collector), LP will be paid bonus interest in the form of 588,235 restricted common shares of the Company. Evanachan Limited, an entity wholly-owned by Rob McEwen, and a lender of half the principal outstanding under the Term Loan, has waived any right to receive bonus interest.

In addition, the Company has entered into a $15 million Promissory Note with Evanachan Limited maturing on September 30, 2025, and bearing interest of 8% payable monthly in arrears. The Promissory Note will be used for working capital purposes and can be repaid by the Company at any time without penalty.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9